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Exhibit 10.6

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of August 5, 2004 (this "Assignment") is made and entered into by and between Duke Energy Marketing America, LLC, a Delaware limited liability company ("Assignor"), and KGen Murray I and II LLC (f/k/a Duke Energy Murray, LLC), a Delaware limited liability company ("Assignee"). The Assignor and Assignee are referred to herein collectively, as the "parties" and, individually, as a "party". Capitalized terms used but not defined herein shall have their respective meanings set forth in the Purchase Agreement (defined below).

        WHEREAS, that certain Purchase and Sale Agreement, dated as of May 3, 2004, by and among Duke Energy North America, LLC (the "Seller"), Duke Energy Capital of Texas, Inc. and KGen Partners LLC (the "Buyer")(the "Purchase Agreement"), provides for, among other things, the assignment of the Assignor's rights under the Assigned Contracts to Buyer or the Companies; and

        WHEREAS, this Assignment is being delivered at the Closing as provided in the Purchase Agreement.

        1.    Assignment.    For good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor hereby transfers, assigns and conveys, free and clear of all Liens, on and as of the date hereof, to Assignee all of Assignor's rights, title, interest, liabilities, duties, obligations, debts, risk of loss and other responsibilities, whether existing or contingent, relating to and under the contract listed on Exhibit A hereto (the "Contract") arising from and after the Closing Date.

        2.    Assumption by Assignee.    Assignee hereby assumes any and all of Assignor's rights, title, interest, liabilities, duties, obligations, debts, risk of loss and other responsibilities, whether existing or contingent, relating to and under the Contract arising from and after the Closing Date.

        3.    Subject to Agreement.    This Assignment is delivered pursuant to the terms and provisions of the Purchase Agreement. The delivery of this Assignment shall not affect, enlarge, diminish or otherwise impair any of the representations, warranties, covenants, conditions, terms and provisions of the Purchase Agreement, and all of such representations, warranties, covenants, conditions, terms and provisions shall survive the delivery of this Assignment to the extent, and in the manner, set forth in the Purchase Agreement. In the event of conflict between the terms and provisions of this Assignment and the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern and control.

        4.    Waiver of Remedies.    The parties hereby agree that no party shall have any liability, and no party shall make any Claim, for any Loss or other matter under, relating to or arising out of this Assignment, whether based on contract, tort, strict liability, other Laws or otherwise except as provided in the Purchase Agreement.

        5.    Successors and Assigns.    This Assignment is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and permitted assigns.

        6.    GOVERNING LAW.    THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED WITH THE LAWS OF THE STATE OF GEORGIA.

        7.    Captions.    The captions and section numbers in this Assignment are set forth for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

        8.    Counterparts: Facsimile.    This Assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

        9.    Severability.    If any provision of this Assignment is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party under this Assignment will not be materially and adversely affected thereby, such provision will be fully severable, this Assignment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Assignment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Assignment a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        10.    No Third Party Beneficiary.    The terms and provisions of this Assignment are intended solely for the benefit of the parties and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed on its behalf by its duly authorized representative as of the date first above written.

ASSIGNOR:
DUKE ENERGY MARKETING AMERICA, LLC
By:	/s/ Lindsay A. Hall
Name:	Lindsay A. Hall
Title:	Vice President
ASSIGNEE:
KGEN MURRAY I AND II LLC
By:	/s/ Gerald Lindner
Name:	Gerald Lindner
Title:	Chief Executive Officer

EXHIBIT A

Contract

        Contract for the Purchase of Firm Capacity and Energy between Duke Energy Marketing America, LLC (successor to Duke Energy Southeast Marketing, LLC) and Georgia Power Company, dated June 3, 2002 (as amended as contemplated by the Purchase and Sale Agreement)

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ASSIGNMENT AND ASSUMPTION AGREEMENT